Exhibit 3.1.2

STATE of DELAWARE

LIMITED LIABILITY COMPANY

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

Pursuant to Title 6, Chapter 18, Section 208

of the Delaware Code

The name of the limited liability company is Anagram Eden Prairie Property Holdings LLC (the “Company”). The original Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware on September 9, 1998.

This Amended and Restated Certificate of Formation of Anagram Eden Prairie Property Holdings LLC is being duly executed by Michael A. Correale, the Chief Financial Officer of the sole member of the Company, to amend and restate the Certificate of Formation under the Delaware Limited Liability Company Act (6 Del.C. § 18-208, et seq.), as amended from time to time. The

The text of the Amended and Restated Certificate of Formation of the Company is to read in its entirety as follows:

(1) The name of the limited liability company formed hereby is Anagram Eden Prairie Property Holdings LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

County of New Castle

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation as of the 21st day of December, 2005.

Anagram Eden Prairie Property Holdings LLC
By:	Amscan Holdings, Inc.
Its sole member

By:	/s/ Michael A. Correale
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

CERTIFICATE OF CORRECTION

OF

THE AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC

It is hereby certified that:

1. The name of the company (hereinafter called the “Company”) is Anagram Eden Prairie Property Holdings LLC.

2. The original Certificate of Formation of the Company was filed on September 9, 1998 with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Formation, which was filed with the Secretary of State of Delaware on December 21, 2005, is hereby corrected.

3. The inaccuracy to be corrected in said instrument is as follows: the name of the signatory authorizing the Amended and Restated Certificate of Formation is incorrect.

4. The portion of the instrument in corrected form is as follows:

By:	Amscan Holdings, Inc.
Its sole member

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Chief Financial Officer

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Correction to the Amended and Restated Certificate of Formation as of the 21st day of December, 2005.

By:	Amscan Holdings, Inc.
Its sole member

By:	/s/ Michael A. Correale
Name:	Michael A. Correale
Title:	Chief Financial Officer